UNITED STATES

SECURITY AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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GRAY PEAKS, INC.

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GRAY PEAKS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 15, 2006

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Gray Peaks, Inc. will be held at the executive office of Gray Peaks, Inc., at 1320 Tower Road, Schaumburg, Illinois on Thursday, June 15, 2006, at 10:00 a.m., local time, for the following purposes:

(a) To elect four members to the Board of Directors;

(b) To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on May 31, 2006 will be entitled to notice of, and to vote at, the meeting and any adjournment thereof.

THE BOARD OF DIRECTORS OF GRAY PEAKS, INC. HOPE THAT YOU WILL FIND IT CONVENIENT TO ATTEND THE MEETING IN PERSON. If YOU ARE PLANNING TO ATTEND THE MEETING, PLEASE INDICATE THAT FACT BY MARKING THE APPROPRIATE LINE ON THE ACCOMPANYING PROXY FORM EVEN IF YOU DO NOT WISH TO GIVE YOUR PROXY. WHETHER YOU INTEND TO ATTEND THE MEETING OR NOT, PLEASE READ THE ENCLOSED MATERIAL, SIGN, MARK, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE TO MAKE SURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES PERSONALLY EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

By order of the Board of Directors,

/s/ Bary Bertiger
Bary Bertiger, Secretary

Schaumburg, Illinois June 2, 2006

Gray Peaks, Inc.

Executive Offices

1320 Tower Road

Schaumburg, IL 60173

GRAY PEAKS, INC.

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Gray Peaks, Inc. (the “Company”) for use at the Annual Meeting of Stockholders of the Company (“Annual Meeting”) being held on Thursday, June 15, 2006, at 10:00 a.m., local time, or at any adjournment thereof, for voting on the matters set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement.

Who May Vote

Only stockholders of record as of the close of business on May 31, 2006 will be entitled to vote at the Annual Meeting or any adjournment thereof. The Company had 8,905,105 shares of Common Stock, $0.01 par value per share, (the “Common Stock”) issued and outstanding on that date. Presence in person or by proxy of a majority of the shares of Common Stock outstanding on the record date is required for a quorum. This Proxy Statement and the accompanying form of proxy are being first sent or given to the Company’s stockholders on or about June 2, 2006. Ten days before the Annual Meeting, a complete list of stockholders entitled to vote at the meeting will be open to examination by any stockholder for any purpose germane to the meeting during ordinary business hours at the Company’s executive office.

Voting Your Proxy

When proxies are properly dated, executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted FOR the election of the nominees for director set forth herein. In addition, if other matters come before the Annual Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

Each share of Common Stock outstanding on the record date will be entitled to one vote on all maters. The three candidates for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected. Because abstentions with respect to any matter are treated as shares present or represented and entitled to vote for the purposes of determining whether that matter has been approved by the stockholders, abstentions have the same effect as negative votes for any proposal, other than the election of directors. Broker non-votes are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained, but they are counted as present for purposes of determining the existence of a quorum at the Annual Meeting.

Revoking Your Proxy

Stockholders who execute a proxy in the accompanying form may nevertheless revoke the proxy at any time before it is exercised by giving written notice to the Secretary prior to the Annual Meeting, by executing and delivering a later dated proxy or by voting in person at the meeting after giving the Secretary written notice he or she is doing so.

Solicitation of Proxies

The expenses of solicitation of proxies will be paid by the Company. In addition to solicitations by mail, the officers and employees of the Company, who will receive no extra compensation therefor, may solicit proxies personally or by telephone. The Company will reimburse brokerage houses and other nominees for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares held by them.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth as of May 1, 2006, certain information with respect to the beneficial ownership of voting stock by all directors and executive officers of Gray Peaks, Inc., individually and collectively as a group as well as any other shareholders who own in excess of 5% of the total fully-diluted shares that have been issued by Gray Peaks, Inc. The beneficial ownership interest is calculated assuming all outstanding stock options have been exercised:

Title of Class	Names and Address of Beneficial Owner	Amount and Nature of Ownership	Percent of Class [1]
Common Stock	Tim R. Sensenig[2] 1420 Whittington Drive Raleigh, NC 27614 (Director and Officer)	3,721,801	39.6%
Common Stock	Bary Bertiger[3] 23 Clarington Way North Barrington, IL 60010 (Director and Officer)	485,208	5.2%
Common Stock	Tall Trees Capital, LLC[4] 1308 Lake Shore Drive North Barrington, IL 60010 (Officer)	485,208	5.2%
Common Stock	David C. Cairns[5] Airleywright House Airleywright Estate by Bankfoot Pershire PH1 4AU Scotland	306,275	3.3%
Common Stock	Llew Keltner, M.D., Ph.D. [6] P.O. Box 8229 Portland, OR 97207 (Director)	111,083	1.2%
Common Stock	All Directors as a Group[7]	4,624,367	49.2%
Common Stock	All Officers as a Group[8]	4,562,009	48.5%
Common Stock	All Directors & Officers as a Group[8]	4,979,367	53.0%

Other Holders of 5% or More of the Common Stock
Common Stock	Sensenig Family Irrevocable[9] Trust dated February 3, 2004 221 NW 12th Street Gresham, OR 97030	2,102,030	22.4%
Common Stock	Investors Insurance Group, Inc.[10] 315 Willowbrook Lane West Chester, PA 19382	1,425,541	15.2%

[1]	Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, including shares of Common Stock that may be acquired upon exercise of stock options that were exercisable on May 1, 2006 or within the next 60 days. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below. Rounded to the nearest tenth of a percent and calculated as if all options vested through May 1, 2006 have been acquired.

[2]	Mr. Sensenig is a co-founder of the Company as well as Co-Chief Executive Officer, director, and Chairman of the Board of the Company. Currently, Mr. Sensenig owns 3,580,134 shares. Pursuant to Mr. Sensenig’s Option Agreement with the Company, effective January 27, 2004, he has a right to purchase 200,000 shares at a price of $0.02 per share. The options may be exercised prior to the fifth anniversary of the date of the grant in installments for not more than the number of shares which have vested at the rate of 1/48 per month for each month of employment with the Company from January 27, 2004. As of May 1, 2006

2005, 95,833 shares will have vested as reflected in this amount. Pursuant to Mr. Sensenig’s Option Agreement with the Company effective January 6, 2005, he has a right to purchase 200,000 shares at a price of $1.98 per share. The options may be exercised prior to the fifth anniversary of the date of the grant in installments for not more than the number of shares which have vested at the rate of 1/48 per month for each month of employment with the Company from January 6, 2005. As of May 1, 2006, 45,833 shares will have vested as reflected in this amount.

[3]	Currently Mr. Bertiger owns 355,000 shares. Pursuant to Mr. Bertiger’s Option Agreement with the Company effective January 27, 2004, he has a right to purchase 200,000 shares at a price of $0.01 per share. The options may be exercised prior to the tenth anniversary of the date of the grant in installments for not more than the number of shares which have vested at the rate of 1/48 per month for each month of employment with the Company from January 27, 2004. As of May 1, 2006, 95,833 shares will have vested as reflected in this amount. Pursuant to Mr. Bertiger’s Option Agreement with the Company effective January 6, 2005, he has a right to purchase 150,000 shares at a price of $1.80 per share. The options may be exercised prior to the tenth anniversary of the date of the grant in installments for not more than the number of shares which have vested at the rate of 1/48 per month for each month of employment with the Company from January 6, 2005. As of May 1, 2006, 34,375 shares will have vested as reflected in this amount.

[4]	Tall Trees is owned by Mr. Asher, an officer of the Company. Currently, Tall Trees owns 355,000 shares. Mr. Asher, pursuant to his Option Agreement with the Company effective January 27, 2004 has the right to purchase 200,000 shares at a price of $0.01 per share. The options may be exercised prior to the tenth anniversary of the date of the grant in installments for not more than the number of shares that have vested at the rate of 1/48 per month for each month of employment with the Company from January 27, 2004. As of May 1, 2006, 95,833 shares will have vested with Mr. Asher as reflected in this amount. Mr. Asher, pursuant to his Option Agreement with the Company effective January 6, 2005, has the right to purchase 150,000 shares at a price of $1.80 per share. The options may be exercised prior to the tenth anniversary of the date of the grant in installments for not more than the number of shares that have vested at the rate of 1/48 per month for each month of employment with the Company from January 6, 2005. As of May 1, 2006, 34,375 shares will have vested with Mr. Asher as reflected in this amount.

[5]	Mr. Cairns is a director of the Company.

[6]	Dr. Keltner is a director of the Company.

[7]	Includes all holdings and shares which may be exercised through the exercise of options by May 1, 2006 for all directors of the Company as a group: Tim R. Sensenig, Bary Bertiger, Llew Keltner, M.D., Ph.D., and David C. Cairns. This includes all directors who are also officers of the Company.

[8]	Includes all holdings and shares which may be exercised through the exercise of options by May 1, 2006 for all officers of the Company as a group: Tim R. Sensenig, Bary Bertiger, and Bernard Asher (through Tall Trees Capital, LLC). This includes all officers who are also officers of the Company.

[9]	The Sensenig Family Irrevocable Trust by and between Tim R. Sensenig, Grantor and William P. Young, Trustee U/A dated February 3, 2004 is an irrevocable trust for the benefit of Tim R. Sensenig’s children. The Trust received its shares from Tim R. Sensenig pursuant to assignment on February 4, 2004. Pursuant to the terms of the Trust, which is governed by the laws of the State of Delaware, Mr. Sensenig irrevocably relinquished all control of the shares to the Trust and can never be named as a Trustee thereunder.

[10]	Investors Insurance Group, Inc., a Florida corporation, is a reporting company under Section 13 or 15(D) of the Securities Exchange Act of 1934, and lists its shares on the OTC Bulletin Board under ticker symbol “IIGI”. IIGI, which has approximately 2,800,000 million shares outstanding, currently has no active business operation and merely holds various investments.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors is responsible for establishing broad corporate policies and monitoring the overall performance of the Company. It selects the Company’s executive officers, delegates authority for the conduct of the Company’s day-to-day operations to those officers, and monitors their performance. Members of the Board are kept informed of the Company’s business by participating in Board and Committee meetings, by reviewing analyses and reports, and through discussion with the Co-Chief Executive Officers and other officers.

Three directors, constituting the entire Board of Directors, will be elected at the Annual Meeting, each to hold office until the next Annual Meeting of Stockholders or his earlier death or resignation or until his successor, if any, is elected or appointed. The individuals who have been nominated for election to the Board of Directors at the Annual Meeting are listed in the table below.

If, as a result of circumstances not now known or foreseen, any of the nominees is unavailable to serve as a nominee for the office of Director at the time of the Annual Meeting, the holders of the proxies solicited by this Proxy Statement may vote those proxies either (i) for the election of a substitute nominee who will be designated by the proxy holders or by the present Board of Directors or (ii) for the balance of the nominees, leaving a vacancy. Alternatively, the size of the Board may be reduced accordingly. The Board of Directors has no reason to believe that any of the nominees will be unwilling or unable to serve, if elected as a Director. The four nominees receiving the highest number of votes cast at the meeting will be elected as Directors. PROXIES SUBMITTED ON THE ACCOMPANYING PROXY CARD WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED BELOW, UNLESS THE PROXY CARD IS MARKED OTHERWISE. The Board of Directors recommends a vote FOR the election of the nominees listed below.

NOMINEES

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	YEAR FIRST ELECTED OR APPOINTED DIRECTOR
Tim Sensenig	Co-Chief Executive Officer of the Company
Bary Bertiger	Co-Chief Executive Officer of the Company
David C. Cairns	Chairman, Prism Tech.	2004

Llew Keltner, who has serviced as a Director of the Company since 2004 has decided not to stand for re-election as a Director.

CERTAIN INFORMATION REGARDING NOMINEES

AND EXECUTIVE OFFICERS

Nominees

Tim R. Sensenig (45) is our co-founder, and has served as Chief Executive Officer of the Company, Chairman of the Board, and a director since the inception of the Company, and changed from the position of Chief Executive Officer to Co-Chief Executive Officer of the Company on January 7, 2004. In June 1999, through New Meadows, Mr. Sensenig was co-founder and Vice Chairman of Global Logistics Technologies, sold to Oracle Corporation, November 2005, the market leader in supply chain software for transportation management. From January 2002 through February 2004, he served as the managing director of SandPoint Capital, an investment advisory company. In October 2002 through 2004, Mr. Sensenig was the founder and Managing Director of Grayhawk Capital, LLC, a global private equity firm focused on driving market synergies through industry consolidation in the telecom, wireless, software and electronic sectors, where he was responsible for overseeing and coordinating all operations. Mr. Sensenig received a Bachelor of Science degree in Marketing from Penn State University.

Bary Bertiger (59) has served as a Co-Chief Executive Officer, Secretary and as a director of our Company since January 7, 2004. Mr. Bertiger recently concluded a 30-year career at Motorola, retiring in 2002 as Senior Vice President and General Manager of Motorola’s Global Telecommunications Sector. Mr. Bertiger is also holds 14 patents relating to his service with Motorola. Mr. Bertiger is a Motorola Distinguished Innovator, and a Dan Noble Fellow. Mr. Bertiger received a Bachelor of Science degree in Electrical Engineering from Stevens Institute of Technology and a Master’s degree in Electrical Engineering from New York University.

David C. Cairns (60) has been a director of our Company since April 12, 2004. He is currently Chairman of Prism Tech. Previously. Mr. Cairns was CEO and a board member of Global Logistics Technologies, Inc. from April 2003 until the company’s November 2005 sale to Oracle. He is an experienced international business executive with more than thirty years of experience in managing and running large and small multinational high technology companies. He has held a variety of top management positions, including positions with Northern Telecom, Baan, Marcam and PSI Penta. From May 1999 to September 2000, Mr. Cairns was Chairman and CEO of Martlet Venture Management Ltd., an international investment company. From October 2000 to December 2002, he was a board member of Augeo Software B.V., a professional services automation software company. Mr. Cairns holds an MBA from Cranfield University (UK) and is a Fellow of the Chartered Institute of Management Accountants (UK).

Other Executive Officers

Bernard Asher (50) is our co-founder and has served as President and Treasurer of the Company since January 7, 2004. In 2003, Mr. Asher was a co-founder and Managing Director of Grayhawk Capital, LLC, where he was responsible for sourcing and due diligence of buyout candidates. From January 2001 to December 2002, Mr. Asher was the founder and Managing Director of Tall Trees Capital, LLC, a strategic consulting firm focused on improving revenues for growth companies. In 2000, Mr. Asher held executive management positions, including President, Application Service Provider and Software Products for HotSamba, a provider of hosted business-to- business e-commerce solutions. Mr. Asher received a Bachelor of Science degree in Marketing from the University of Illinois – Champaign-Urbana.

L. Michael Shelton (47) joined Gray Peaks in 2006 in the role of Chief Operating Officer. Prior to joining Gray Peaks, Mr. Shelton served as Senior Vice President of Global Sales Operations for G-Log, a leading provider of global logistics and transportation software. He was responsible for Global Sales and International Operations. It was during his tenure at G-Log that the company experienced it’s most aggressive growth. In 2000, Mr. Shelton joined NewRoads, a leader in outsourced fulfillment and customer service solutions for companies engaged in the “last mile” of the supply chain. During his tenure at NewRoads as executive vice president of sales, marketing, and client services, the company was named to the Inc. 500 as the 36th fastest growing privately held company in the U.S. Mr. Shelton concluded a 20-year career at Ryder, System Inc. where he held various management roles including Senior Vice President of Sales, Marketing and e-Commerce. Mr. Shelton holds a BS in psychology from Western Carolina University.

MEETINGS AND COMMITTEES OF THE BOARD

During the last year, the Board of Directors of the Company took action by unanimous written consent twice. The Audit Committee met four times and the Compensation Committee met one time. Each of the directors attended at least 75% or more of the aggregate number of meetings of the Board or the Committees on which he served during the last year.

Audit Committee

The members of the Audit Committee are Messrs. Cairns and Bertiger. The Board has determined that Mr. Cairns is an “independent director” as defined in NASDAQ Rule 4200. The Board of Directors has adopted a written Audit Committee charter. That charter is attached hereto as Exhibit A.

Generally, the Audit Committee recommends for approval by the Board of Directors the independent auditors for each year; reviews with the independent auditors the scope and results of the audit engagement; after discussion with management and the independent auditors, recommends to the Board of Directors to include the audited financial statements in the Annual Report; and reviews any non-audit services to be performed by the independent auditors. The Audit Committee also examines the scope and results of the Company’s procedures, the adequacy of its system of internal accounting and financial controls, and evaluates the independence of the independent auditors and their fees for services. The Audit Committee can hire independent counsel and other advisors, if it deems it necessary. The Audit Committee also has the responsibility to establish procedures for complaints from employees of the Company regarding accounting, internal accounting controls or auditing.

The Audit Committee has adopted policies governing its pre-approval of all audit services to be provided by the outside auditor. The Committee has also adopted policies governing its pre-approval of all permitted non-audit services to be provided by the outside auditor. Under those policies, the Company cannot hire an outside auditor to provide any audit or non-audit services to the Company without the prior approval of the Audit Committee.

Finally, the Audit Committee reviews and approves on an ongoing basis all related party transactions which would need to be disclosed in this proxy statement under the rules of the SEC for potential conflicts of interest situations.

Compensation Committee

The members of the Compensation Committee are Bary Bertiger and David C. Cairns. The Compensation Committee is responsible for reviewing the performance of, and recommending salaries and other compensation arrangements for, officers of the Company, as well as reviewing bonus, pension and other compensation plans prepared by management for consideration by the Board, and performing such other functions as may be delegated to it under the provisions of any bonus, stock option, pension or other compensation plan adopted by the Company.

Nominations

The Board of Directors does not have a nominating committee because it believes that given the small size of the Board it is more efficient to have the entire Board consider nominations for director rather than have a nominating committee which would consist of at least  1/2 of the Board. Since it has no nominating committee, the Board also has no nominating committee charter. The Board has determined that Messrs. Keltner and Cairns are “independent directors” as defined in NASDAQ Rule 4200.

It is the policy of the Board of Directors to consider suggestions for persons to be nominated for Director that are submitted by stockholders. Stockholder suggestions for Director nominees will be evaluated as would suggestions for Director nominees made by management or then current Directors. In general, the Board looks for candidates for Director nominee whom it feels can work with the existing Directors and make a significant contribution to the success of the Company. Stockholders suggesting persons as Director nominees should send information about the proposed nominee to the Secretary of the Company at the Company’s address. This information should include a signed statement by the proposed nominee that he or she is willing to serve as a Director of the Company and any information that the stockholder feels will fully inform the Board about the proposed nominee and his or her qualifications. The Board may request further information from the proposed nominee. The Board hopes that all nominees for the Board will qualify as “independent” under the rules of the Securities and Exchange Commission. Under the federal law and the rules of the SEC, some of the Directors must have certain levels of expertise in understanding financial statements and reports.

The Board considers potential nominees for Director who are recommended by management, by then serving Directors or by others whose judgment the Board respects. The process for evaluating those recommendations is the same as that described above for nominees submitted by stockholders.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited financial statements with management. It has also discussed with the independent auditors the matters required to be discussed by SAS 61, as it has been modified or supplemented. The Committee has received the written disclosure and the letter from the independent accountants which is required by Independent Standards Board Standard No. 1 (Independence Standards Board Standard No. 1 Independence Discussions with Audit Committee), as it has been modified or supplemented, and has discussed with the independent accountant the independent accountant’s independence. Based upon the review and the discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last year which has been filed with the Securities and Exchange Commission.

/s/ The Audit Committee
David C. Cairns and Bary Bertiger

COMPENSATION COMMITTEE REPORT

The Compensation Committee develops the Company’s executive compensation programs, which are then reviewed by the Board of Directors. We believe that these programs align executive compensation with the Company’s business strategy and management initiatives and are intended to attract, retain, motivate and reward executive leadership of a caliber and level of experience necessary to achieve the overall business objectives of the Company. We endeavor to implement an integrated, performance-oriented compensation program that balances short-and long-term objectives to enhance stockholder value and that places Company executives in a responsible competitive range of total compensation based on the magnitude of business operations, strategic accomplishments and company performance.

We make recommendation to the Board of Directors with respect to base salary and stock option awards. We take into account the attainment of both operational short-term and enterprise wide long-term objectives of the Company that may not be reflected in the current period’s earnings and stock performance.

The Company’s executive compensation programs consist primarily of the following integrated components:

Base Salary: Designated to compensate executives competitively bases on industry and marketplace standards. When establishing base rates of pay for executives, the Committee considers marketplace data for comparable positions and the relative performance and contribution of each executive to the business.

Long-Term Incentives: Consist primarily of stock options and restricted stock that link management decision making with the Company’s strategic business plan and long-term company performance. These awards are intended to align the executive’s interest with those of the stockholders.

Executive Compensation

Base Salary

Base salary levels for the Co-Chief Executive Officers and the other executive officers of the Company are reviewed and approved by the Committee annually to ensure competitiveness. Our policy is to maintain base salaries at competitive levels with a peer group established for compensation comparisons. The compensation peer group includes industry competitors as well as other corporations of a similar size.

Based on this review and the individual performance of each executive, we recommend base salary increases, if appropriate.

Long-Term Incentives

Stock option grants are the Company’s principal vehicle for long-term compensation. The Company issues options at fair market value at the date of grant and the executive only receives compensation from the grant if the stock appreciates in value. Similar to the process used in making the annual base salary recommendations, option awards are based upon current industry and marketplace compensation data. Award recommendations are made on the basis of an executive’s level of responsibility, value to the organization, and contribution to the overall management of the Company. The size of each executive’s award is determined by considering norms for comparable positions in the industry and marketplace. Equitable distribution within the Company is also considered.

We believe that granting stock options encourages executive officers to manage the Company from the perspective of a stockholder with an equity stake in the business. As the value of the Company increases over time, the value of the shares of stock underlying the options granted to each of the executive officers increases, providing a strong incentive for executive officers to enhance stockholder value over time. Participation in the option program is not limited to executive officers, but extends to a broad range of key employees of the Company.

CEO Compensation

The compensation of the Co-CEO’s is based on several factors which are considered by the Compensation Committee in preparing their recommendation to the full Board of Directors. These factors include:

1.	Total compensation of similarly situated public company CEO’s;

2.	Overall Company performance for the year;

3.	Individual specific leadership accomplishments during the year; and

4.	Forecasted performance for the coming year.

Base Salary

The base salaries of our Co-CEO’s was established after reviewing their performance and contribution to Company during the current development stage and comparing them with information on companies deemed to be peers of the Company by the Committee.

Other Compensation

The Company’s compensation programs may be expanded by the Board in the future to include other items such as health insurance, life insurance or a 401(k) plan.

/s/ The Compensation Committee
David C. Cairns and Bary Bertiger

COMPENSATION OF DIRECTORS

Outside Directors receive who are not employees of the Company are reimbursed for travel, lodging and other reasonable expenses incurred in attending board and committee meetings. Board members do not receive cash compensation for attending board and committee meetings.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The members of the Board of Directors who are not employees are reimbursed for travel, lodging and other reasonable expenses incurred in attending Board and committee meetings. Board members do not receive cash compensation for attending board and committee meetings. The table below sets out the information with respect to the compensation of the executive officers for the years 2005, 2004 and 2003. Currently, some salaries are accruing but have not yet been paid. The salaries will be paid by the Company at such time as the Company has sufficient income.

Name and Principal Positions	Fiscal Year	Total Annual Compensation Salary ($)		Annual Compensation Accrued and Unpaid		Long-Term Compensation Awards Securities Underlying Options (in shares, cumulative)	Bonus ($)		All Other Compensation

Tim R. Sensenig, Co-Chief Executive Officer, director, Chairman of the Board	2005 2004 2003	$ $ $	175,000 100,000 -0-	$ $ $	67,555 -0- -0-	200,000 200,000 -0-	$ $ $	-0- -0- -0-	$ $ $	-0- -0- -0-

Bernard Asher, President and Treasurer	2005 2004 2003	$ $ $	-0- 27,778 -0-	$ $ $	100,000 72,221 -0-	150,000 200,000 -0-	$ $ $	-0- -0- -0-	$ $ $	-0- -0- -0-
Bary Bertiger, Co-Chief Executive Officer, Secretary, director	2005 2004 2003	$ $ $	-0- -0- -0-	$ $ $	-0- -0- -0-	150,000 200,000 -0-	$ $ $	-0- -0- -0-	$ $ $	-0- -0- -0-
David C. Cairns, director	2005 2004 2003	$ $ $	-0- -0- -0-	$ $ $	-0- -0- -0-	150,000 -0- -0-	$ $ $	-0- -0- -0-	$ $ $	-0- -0- -0-
Llew Keltner, M.D., Ph.D., director	2005 2004 2003	$ $ $	-0- -0- -0-	$ $ $	-0- -0- -0-	20,000 -0- -0-	$ $ $	-0- -0- -0-	$ $ $	-0- -0- -0-
Sherry May, Vice President of Sales	2005 2004 2003	$ $ $	-0- -0- -0-	$ $ $	-0- -0- -0-	-0- 75,000 -0-	$ $ $	-0- -0- -0-	$ $ $	-0- -0- -0-

Code of Ethics

The Company has adopted a Code of Ethics and Business Conduct which applies to our principal executive and financial officers and other senior management (including our principal accounting officer, controller and persons performing similar functions). A copy of the Code of Ethics was included as an exhibit to our initial registration statement. The Company will provide a copy of its Code of Ethics to any person making a written request to the President of the Company.

Conflicts of Interest Between Management

There are no family relationships or understandings between any of the directors and executive officers of the Company. In addition, there was no arrangement or understanding between any executive officer and any other person pursuant to which any person was selected an executive officer.

2004 STOCK INCENTIVE PLAN

The Company has established the 2004 Stock Option Plan (the “2004 Plan”) for employees, officers, directors and consultants or advisors to the Company under which the Board of Directors may grant incentive stock options and non-qualified stock options. Incentive stock options may be granted with exercise prices at the fair value of the common stock or at an amount greater than the fair value of the common stock, at the time of the grant, as determined by the Board of Directors. Generally, incentive stock options vest monthly over a 4-year period. In certain circumstances, at the discretion of the Board of Directors, options may be granted with a vesting schedule of other than four years. Non-qualified stock options generally have the same vesting period as incentive stock options. The stock options are exercisable over a period of ten years from the date of grant.

The Board has reserved 1,781,926 shares of common stock for the 2004 Plan of which 1,000,000 shares have been designated Incentive Stock Options Shares.

OPTIONS

A summary of stock option activity is as follows:

	Shares	Weighted Average Exercise Price
Outstanding at November 25, 2003 (inception) and December 31, 2003	—	$—
Granted at fair value	—	$—
Granted at below fair value	675,000	$0.0130
Exercised	—	$—
Cancelled	—	$—
Outstanding at December 31, 2004	675,000	$0.0130
Granted at fair value	730,000	$1.8493
Granted at below fair value	—	$—
Exercised	—	$—
Cancelled	—	$—

Outstanding at December 31, 2005	1,405,000	$0.9671

Options exercisable on December 31, 2005 and 2004 were 490,726 and 154,686 and had a weighted average exercise price of $0.64 and $0.0130, respectively.

The following table summarizes information about stock options outstanding at December 31, 2005:

	Options Outstanding			Options Exercisable
Exercise Prices	Number Outstanding at December 31, 2005	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at December 31, 2005	Weighted Average Exercise Price
$0.01	475,000	8.02	$0.01	227,603	$0.01
$0.02	200,000	8.02	$0.02	95,833	$0.02
$1.80	530,000	9.02	$1.80	121,457	$1.80
$1.98	200,000	9.02	$1.98	45,833	$1.98

	1,405,000	8.54	$0.97	490,726	$0.64

PERFORMANCE GRAPH

Since the Company’s stock was not traded in any public market prior to the end of 2005, the Company cannot provide a chart showing changes in stock prices over any part of the last five years.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s officers and directors, and persons who own more than 100% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). They are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. During 2005, the Company’s officers and directors and 10% stockholders were not required to comply with Section 16(a).

Therefore, the Company believes that all Section 16(a) filing requirements applicable to the Directors, officers and 10% stockholders were complied with.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has entered into a Consulting Agreement with Investors Insurance Group, Inc., one of the Company’s shareholders, to provide initial transfer agent services and ongoing consulting services to the Company. Such consulting services include shareholder communications, shareholder recordkeeping and distribution of shareholder reports. The Consulting Agreement commenced on January 1, 2004, and is effective for a period of three years. The Company’s annual payment under the Consulting Agreement is $5,000, payable in equal quarterly installments with the first installment due March 31, 2004. The Board of Directors of the Company has determined that the terms of this transaction were at least as favorable to the Company as would be if such a transaction was with an unrelated party.

The Company has also sold shares to one of its directors in the following private placement transaction:

Sale of 94,400 shares to David C. Cairns (director of the Company) on April 28, 2004 for an aggregate purchase price of $169,920.

During the year ended December 31, 2005, the Company received funds from a company owned by the majority shareholder in order to fund its ongoing operations totaling $135,311. As of December 31, 2005, the Company had repaid all but $15,713 of these funds.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected McGladrey & Pullen LLP as the independent registered public accounting firm for the Company for 2006. McGladrey & Pullen LLP served in this capacity for 2005.

During the Company’s two most recent fiscal years, there has been no reportable event as defined in Regulation S-K Item 304(a).

Representatives of McGladrey & Pullen LLP will be available by teleconference during the meeting, at which time they may make any statement they consider appropriate and will respond to appropriate questions raised at the meeting.

Principal Accountant Fees and Services

The following table summarized the fees the Company paid for audit and nonaudit services rendered by the Company’s independent auditors, McGladrey & Pullen, LLP, during the years ended December 31, 2005 and 2004:

Service Type	2005	%	2004	%
Audit Fees (1)	97,817	77%	118,434	88%
Audit-Related Fees	—	0%	—	0%
Tax Fees (2)	22,104	17%	16,408	12%
All Other Fees (3)	6,533	5%	—	0%

Total Fees Billed	126,454	100%	134,842	100%

(1)	Consists of fees for professional services rendered in connection with the audit of the Company’s financial statements for the years ended December 31, 2005 and 2004; the reviews of the financial statements included in the Company’s quarterly reports on Form 10-QSB and the Company’s SB-2 registration statement; and professional services provided in relation to the Company’s SB-2 registration statement and related amendments.

(2)	Consists of fees for professional services rendered in connection with preparation of federal and state income tax returns and assistance with tax planning.

(3)	Consists of fees for professional services rendered in connection with potential acquisitions.

GENERAL

At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the meeting other than those described above. However, if any other matters should come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy in accordance with their judgment on such matters.

FORM 10-K

The Company will mail, without charge, a copy of its Annual Report on Form 10-K to any stockholder who so requests. If you wish to receive a copy of the Form 10-K, please contact the Secretary, Gray Peaks, Inc., 1320 Tower Road, Schaumburg, IL 60173.

STOCKHOLDER COMMUNICATIONS

The Company has a process for stockholders who wish to communicate with the Board of Directors. Stockholders who wish to communicate with the Board may write to it at the Company’s address given above. These communications will be reviewed by one or more employees of the Company designated by the Board, who will determine whether they should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications. The screening procedures have been approved by a majority of the independent directors of the Board.

The Board has a policy that Directors should attend annual meetings of stockholders, unless there are extenuating circumstances. However, this policy was not in effect at the last annual meeting, so no attendance records were kept.

STOCKHOLDER PROPOSALS FOR YEAR 2007 ANNUAL MEETING

Any stockholder who intends to present a proposal at the Company’s 2007 Annual Meeting of Stockholders must send the proposal to the Secretary, Gray Peaks, Inc., 1320 Tower Road, Schaumburg, IL 60173.

If the stockholder intends to present the proposal to the Company’s 2007 Annual Meeting of Stockholders and have it included in the Company’s proxy materials for that meeting, the proposal:

•	must be received by the Company no later than February 3, 2007; and

•	must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

The Company is not obligated to include any stockholder proposal in its proxy statement for the 2007 Annual Meeting if the proposal is received after the February 3, 2007 deadline.

If a stockholders submits a proposal after the February 3, 2007 deadline, but still wishes to present the proposal at the 2007 Annual Meeting, the proposal:

•	must be received by the Company no later than May 16, 2007;

•	must present a proper matter for stockholder action under the Delaware General Corporation Law;

•	must present a proper matter for consideration at such meeting under the Company’s certificate of incorporation and bylaws; and

•	must relate to subject matter which could not be excluded from a proxy statement under any rule promulgated by the Securities and Exchange Commission.

By Order of the Board of Directors

/s/ Bary Bertiger
Bary Bertiger
Secretary

EXHIBIT A

GRAY PEAKS

AUDIT COMMITTEE CHARTER

Function of the Committee:

The Committee will assist the Board in fulfilling the Board’s oversight responsibilities relating to accounting for the Corporation’s financial position and results of operations, as well as such other matters as may from time to time be specifically delegated to the Committee by the Board.

While the Committee has the powers and responsibilities set forth in this Charter and the Corporation’s Certificate of Incorporation, it is not the responsibility of the Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate or are in compliance with generally accepted accounting principles, which is the responsibility of management and the outside auditors. Likewise, it is not the responsibility of the Committee to conduct investigations, to resolve disputes, if any, between management and the outside auditors or to assure compliance with laws or the Corporation’s corporate compliance program or code of ethics.

Composition of the Committee:

Requirements. The Committee will consist of at least two Board members. Each member of the Committee must be, in the opinion of the Board, free of any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities as a Committee member. In determining independence, the Board will observe the requirements of Rules 2400(a)(15); 4200A(a)(14) and 4350(d)(2) of The NASDAQ Stock Market, Inc. and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934 (the “Act”), subject to the exemptions provided in Rule 10A-3(c). In addition, no member shall have participated in the preparation of the financial statements of the Corporation or any current subsidiary of the Corporation at any time during the past three years.

Each member of the Committee must be able to read and understand fundamental financial statements, including the Corporation’s balance sheet, income statement, and cash flow statement.

If possible, at least one member of the Committee must have had past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background that results in that individual’s financial sophistication. Such experience may include being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Appointment. The Board will appoint the members of the Committee. The Board will, or will delegate to the members of the Committee the responsibility to, appoint a Chairman of the Committee. The Chairman of the Committee will, in consultation with the other members of the

Committee, the Corporation’s outside auditors and the appropriate officers of the Corporation, be responsible for calling meetings of the Committee, establishing agenda therefore and supervising the conduct thereof.

Outside Auditors:

The Committee, in its capacity as a committee of the Board, is directly responsible for the appointment, compensation, retention and oversight of any registered public accounting firm engaged (including those engaged for the purpose of resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation. Each such registered accounting firm must report directly to the Committee.

Responsibilities of the Committee:

The Committee will:

1.	Appointment of Outside Auditors: Appoint and set the compensation for any registered public accounting firm to be retained by the Corporation.

2.	Review Independence of Outside Auditors: In connection with appointing any firm as the Corporation’s outside auditors, review the information provided by management and the outside auditors relating to the independence of such firm, including, among other things, information related to the non-audit services provided and expected to be provided by the outside auditors.

The Committee is responsible for (1) ensuring that the outside auditors submit on a periodic basis to the Committee a formal written statement delineating all relationships between the auditors and the Corporation consistent with Independence Standards Board Standard No. 1, (2) actively engaging in dialogue with the outside auditors with respect to any disclosed relationship or service that may impact the objectivity and independence of the outside auditors, and (3) taking appropriate action to oversee the independence of the outside auditors.

3.	Review audit Plan: Review with the outside auditors their plans for, and the scope of, their annual audit and other examinations.

4.	Conduct of Audit: Discuss with the outside auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

5.

Review Audit Results: Review with the outside auditors the report of their annual audit, or proposed report of their annual audit, the accompanying management letter, if any, the reports of their reviews of the Corporation’s interim financial statements conducted in accordance with Statement on Auditing Standards No. 71, and the reports of the results of other examinations outside the course of the outside auditors’ normal audit procedures that the outside auditors may from time to time undertake.

6.	Review Financial Statements: Review with appropriate officers of the Corporation and the outside auditors the annual and quarterly financial statements of the Corporation prior to public release thereof.

7.	Review Internal Audit Plans: Review with the senior internal auditing executive and appropriate members of the staff of the internal auditing department the plans for and the scope of their ongoing audit activities.

8.	Review Systems of Internal Accounting Controls: Review with management, the outside auditors, legal counsel, and, if and to the extent deemed appropriate by the Chairman of the Committee, members of their respective staffs, the adequacy of the Corporation’s internal accounting controls, the Corporation’s financial, auditing and accounting organizations and personnel and the Corporation’s policies and compliance procedures with respect to business practices.

9.	Review Recommendations of Outside Auditors: Review with the appropriate members of the staff and management recommendations made by the outside auditors, as well as such other matters, if any, as such persons or other officers of the Corporation may desire to bring to the attention of the Committee.

10.	Securities Exchange Act: Obtain assurance from the outside auditors that Section10A of the Securities Exchange Act has been complied with.

11.	Review Other Matters: Review such other matters in relation to the accounting, auditing and financial reporting practices and procedures of the Corporation as the Committee may, in its own discretion, deem desirable in connection with the review functions described above.

12.	Board Reports: Report its activities to the Board in such manner and at such times as it deems appropriate.

13.	Complaint Procedures: Establish procedures for: (1) the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters; and (2) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

Meetings of the Committee:

The Committee shall meet at least four times annually, or more frequently as it may determine necessary, to comply with its responsibilities as set forth herein. The committee may request any officer or employee of the Corporation or the Corporation’s outside legal counsel or outside auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee may meet with management, the outside auditors and others in separate private sessions to discuss any matter that the Committee, management, the outside auditors or such other persons believe should be discussed privately.

Advisers:

The committee may engage, at such times and on such terms as the Committee determines in its sole discretion and at the Corporation’s expense, special legal, accounting or other advisers as it determines necessary to carry out its duties and responsibilities as set forth herein.

Funding:

The Corporation will provide appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for the payment of: (1) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the corporation; (2) compensation to any advisers employed by the Committee pursuant to this Charter; and (3) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Annual Report:

The Committee will prepare, with the assistance of management, the outside auditors and outside legal counsel, a report for inclusion in the Corporation’s proxy or information statement relating to the Annual Meeting of securities holders at which directors are to be elected that complies with the requirements of the federal securities laws.

Annual Review of Charter:

The Committee will review and reassess, with the assistance of management, the outside auditors and outside legal counsel, the adequacy of the Committee’s Charter at least annually.

PROXY	PROXY

2006 ANNUAL MEETING OF STOCKHOLDERS

GRAY PEAKS, INC.

The 2006 Annual Meeting of Stockholders of Gray Peaks, Inc. will be held at the main office of Gray Peaks, Inc., 1320 Tower Road, Schaumburg, Illinois, on Thursday, June 15, 2006 at 10:00 a.m. local time. The undersigned hereby constitutes and appoints Mark Smith and Sherry May, or either of them, with power of substitution, as attorney and proxies to appear and vote, as designated below, all of the shares of Common Stock of Gray Peaks, Inc. that the undersigned is (are) entitled to vote at the 2006 Annual Meeting and at any adjournments thereof, upon the following matters which are being proposed by the Company:

1. Election of Directors. For the election as directors of all nominees listed below (except as marked to the contrary): ☐

☐ Tim R. Sensenig; ☐ Bary Bertiger; ☐ David C. Cairns

Withhold authority for the following:

☐ Tim R. Sensenig; ☐ Bary Bertiger; ☐ David C. Cairns

Withhold authority for all nominees: ☐

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED; IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS WHERE A NOMINEES NAMED IN THE PROXY STATEMENT DATED JUNE 2, 2006 IS UNABLE TO SERVE OR WILL NOT SERVE.

I (we) acknowledge receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement dated June 2, 2006 and the 2005 Annual Report on Form 10-KSB and ratify all that the proxies, or either of them, or their substitutes may lawfully do or cause to be done by virtue hereof and revoke all former proxies.

Signature	Date

Signature	Date

NOTE: Please sign exactly as name(s) appear(s) on stock records. When signing as attorney, administrator, trustee, guardian or corporate officer, please so indicate.

I/We plan to attend the Annual Meeting.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF GRAY PEAKS, INC.